CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-1A of National Security Emerging Markets Index ETF, a series of Northern Lights Fund Trust IV, under the headings “Fund Service Provider” and “Independent Registered Public Accounting Firm” in the Prospectus, and “Policies and Procedures for Disclosure of Portfolio Holdings” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

September 14, 2023